UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2004 (November 8, 2004)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2004, National Health Realty, Inc. announced its third quarter earnings. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: November 8, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated November 8, 2004

EXHIBIT 99

For Release November 8, 2004

Contact: Gerald Coggin,Sr. VP Investor Relations

Phone: (615) 890-2020 ext. 1405

NHR reports third quarter results

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX: NHR) a real estate investment trust specializing in long-term health care investments, announced funds from operations for the quarter ended September 30 of $4,148,000 or 43 cents basic and 42 cents diluted compared to $4,047,000 or 42 cents basic and 41 cents diluted, last year.

For the quarter ended September 30, net income was $2,825,000 or 29 cents basic and diluted, compared to $2,636,000, or 28 cents basic and 27 cents diluted, last year. Revenues for the quarter totaled $4,892,000 compared to $5,824,000 in 2003.

For the nine months ended September 30, net income was $8,499,000 compared to $7,976,000 for the same period last year. Net income per share was 89 cents basic and 87 cents diluted compared to 83 cents basic and 82 cents diluted last year. Funds from operations per share were $1.30 basic and $1.27 diluted compared to $1.28 basic and $1.25 diluted in 2003. Revenues for the nine months totaled $15,188,000 compared to $17,594,000 in the prior year.

The decrease in revenues is primarily the result of prepayments received on mortgages receivable totaling $30,304,000 in February 2004 and $21,982,000 in November 2003. Interest expense decreased correspondingly when the proceeds of the prepayments were used to reduce outstanding debt.

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $13.7 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.

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Page 2 NHR earnings

Condensed Statements of Income
(in thousands except share and per share	Three Months Ended Sept. 30	Nine Months Ended Sept. 30
	2004	2003	2004	2003
Revenues:
Rental income	$4,305	$4,243	$12,950	$12,845
Mortgage interest income	587	1,581	2,238	4,749
	4,892	5,824	15,188	17,594
Expenses:
Interest	131	1,044	631	3,178
Depreciation of real estate	1,491	1,590	4,474	4,769
Amortization of loan and	---	116	8	351
General and administrative	194	211	813	627
	1,816	2,961	5,926	8,925

Income before minority interest in
Subsidiaries and non-operating	3,076	2,863	9,262	8,669

Non-operating Income (investment and
interest income)	106	106	311	316

Minority interest in consolidated	(357)	(333)	(1,074)	(1,009)
Net Income	$2,825	$2,636	$8,499	$7,976

Net income per common share:
Basic	$.29	$.28	$.89	$.83
Diluted	$.29	$.27	$.87	$.82

Funds from operations
Basic	$4,148	$4,047	$12,470	$12,208
Diluted	$4,148	$4,047	$12,470	$12,208

Funds from operations per share
Basic	$.43	$.42	$1.30	$1.28
Diluted	$.42	$.41	$1.30	$1.25

Weighted average common shares
Basic	9,595,588	9,575,496	9,593,471	9,572,066
Diluted	9,817,726	9,761,720	9,808,542	9,746,424

Common dividends declared	$.3325	$.3325	$.9975	$.9975

Balance Sheet Data	September	December
(in thousands)	2004	2003
Real estate properties, net	$122,417	$126,931
Mortgages receivable	13,650	44,595
Long-term debt	16,575	47,820
Stockholder's equity	$114,029	$114,242

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Page 3 NHR earnings

Reconciliation of Funds from Operations(1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

Three Months Ended	Nine Months Ended
September 30	September 30
(in thousands)	2004	2003	2004	2003

Net income applicable to common stockholder's	$2,825	$2,636	$8,499	$7,976
Adjustments:
Real estate depreciation	1,491	1,590	4,474	4,769
Adjustment for minority interest-affiliates	(168)	(179)	(503)	(537)
Funds from operations applicable to common stockholders	$4,148	$4,047	$12,470	$12,208

Basic funds from operations per share	$.43	$.42	$1.30	$1.28
Diluted funds from operations per share	$.42	$.41	$1.27	$1.25

Weighted average shares:
Basic	9,595,588	9,575,496	9,593,471	9,572,066
Diluted	9,817,726	9,761,720	9,808,542	9,746,424

(1)We believe that funds from operations is an important supplemental measure of operating performance. We, therefore, disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We generally use the National Association of Real Estate Investment Trusts (NAREIT) measure of funds from operations. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

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Page 4 NHR Earnings

National Health Realty, Inc. Portfolio Summary September 30, 2004

Portfolio Summary	Investment
	Properties	Investment	Percentage
Equity Ownership	23	122,417,000	90%
Mortgage Loan Receivables	5	$ 13,650,000	10%
Total Real Estate Portfolio	28	$ 136,067,000	100%

Equity Ownership	Properties	Beds	Investments

Nursing Homes	16	1,908	$ 74,720,000
Assisted Living	6	488	32,977,000
Retirement Homes	1	58	14,720,000
	23	2,454	$ 122,417,000

Mortgage Loan Receivables	Properties	Beds	Investment

Nursing Homes	5	714	$ 13,650,000

		Percentage of	Total
Summary of Facilities By Type:	Properties	Total Dollars	Dollars
Nursing Homes	21	64.95%	$ 88,370,000
Assisted Living	6	24.24%	32,977,000
Retirement Homes	1	10.82%	14,720,000
	28	100.00%	$ 136,067,000

Summary of Facilities By State:
						Percent
			Asst.	Retire-	Investment	Total
		LTC	Living	ment	Amount	Portfolio
1	Florida	8	3		60,893,000	44.75%
2	Tennessee	2	2	1	35,304,000	25.95%
3	South Carolina	7			29,669,000	21.80%
4	Indiana	3			3,874,000	2.85%
5	Alabama		1		3,767,000	2.77%
6	Missouri	1			2,560,000	1.88%
		21	6	1	136,067,000	100.00%